UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Criminal Proceeding Pending in the U.S. District Court for the Northern District of California

On December 8, 2015, the court presiding over the federal criminal proceeding pending against Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, issued an order granting, in part, the Utility’s request to dismiss the government’s allegations seeking an alternative fine under the Alternative Fines Act.  The Alternative Fines Act states, in part: “If any person derives pecuniary gain from the offense, or if the offense results in pecuniary loss to a person other than the defendant, the defendant may be fined not more than the greater of twice the gross gain or twice the gross loss.”  The government alleges that the Utility derived gross gains of approximately $281 million “based on PG&E’s own submissions to the [CPUC] as the amount it would take to bring its pipeline system into compliance with federal regulations” and that the victims suffered losses of approximately $565 million “based upon PG&E’s own filings with the Securities and Exchange Commission as to what PG&E has paid to claimants related to the San Bruno explosion.” Based on these allegations, the maximum alternative fine would be approximately $1.13 billion.

In the order issued on December 8, 2015, the court dismissed the government’s allegations regarding the amount of loss agreeing with the Utility that civil settlements do not establish relevant losses under the Alternative Fines Act and that the government’s burden to prove loss causation would unduly complicate the trial.  The court did not rule on the Utility’s request to dismiss the allegations about the Utility’s gross gains.  The court concluded that it needed more information about how the government would prove the allegations before it could decide whether allowing the government to seek a gains-based alternative fine would unduly complicate the trial.  The court ordered the government to submit by January 11, 2016, notice of the sort of evidence and approximate number and type of witnesses that it intends to present to the jury regarding the gross gains the Utility allegedly derived from the charged offenses.  After considering the additional information, the court will make a final determination whether allowing the government to seek gains-based alternative fines would be appropriate.

As previously disclosed, several other motions the Utility has made to request the dismissal of the 28 felony charges contained in the government’s superseding indictment are currently pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: December 9, 2015	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 9, 2015	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary